As filed with the Securities and Exchange Commission on
REGISTRATION NO.

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC. 20549

FORM SB-2/A

PRE-EFFECTIVE AMENDMENT #1

Commission File # 333-146939

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Extreme Home Staging, Inc.

(Name of Small Business Issuer in its Charter)

Nevada	7340	14-1961383
State or Other Jurisdiction of Incorporation of Organization)	Primary Standard Industrial Code	(I.R.S. Employer Identification No.)

Milka Fixler
4507 15th Ave.
Brooklyn, NY 11219
Tel:  917-543-3699

(Address and Telephone Number of Registrants Principal Place of Business)

COPIES TO:

Joel Schonfeld, ESQ.
Schonfeld & Weinstein
80 wall St. (8th floor)
New York, NY 10005
Tel:  212-344-1600

(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

Approximate  date  of proposed sale to the public:  As soon as practicable after this  Registration  Statement  becomes  effective.

If  any  of  the securities being registered on this Form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of 1933,  check  the  following  box  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the  earlier effective registration  statement  for  the  same  offering  [  ]

If  this  Form  is post-effective amendment filed pursuant to Rule 462 (c) under the  Securities  Act,  check  the  following  box  and  list  the Securities Act registration statement under number of the earlier  effective Registration Statement  for  the  same  offering  [  ]

If  this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities  Act,  check  the  following  box  and  list  the Securities Act registration  statement  number  of the earlier effective Registration Statement for  the  same  offering  [  ]

Title of Securities to Be Registered	Proposed Amount to be Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fees
Common stock par value $0.0001 per share (1)	3,113,333	$0.03 (2)	$93,400 (2)	$2.87(2)

Common stock par value $0.0001per share (1) (3) (4)	1,113,333	$0.50 (3)(4)	$556,666	$17.09
Common stock par value $0.0001per share (1) (3) (4)	1,113,333	$1.00 (3)(4)	$1,113,333	$ 34.18
Total				$54.14

*Paid with initial filing.

1) In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price the shares were sold to our shareholders in a private placement memorandum. The price of $0.03 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

3) Calculated pursuant to Rule 457(g).

4)  Issuable upon exercise of  1,111,333  Series A common stock purchase  warrants exercisable @ $0.50 and  1,111,333  Series B common stock purchase  warrants exercisable @ $1.00.  Each common stock purchase warrant entitles the holder to purchase one (1) share of common stock at the exercisable price.

The  registrant  hereby amends this Registration Statement on such date or dates as  may be necessary to delay its effective date until the registrant shall file a  further  amendment which specifically states that this Registration Statement shall  thereafter  become  effective  in  accordance  with  Section 8 (a) of the Securities  Act  of  1933  or  until  the  registration  statement  shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may  determine.

5,339,999 Shares of Common Stock of
Extreme Home Staging, Inc,
Prospectus

The prospectus and the registration  statement, of which it is a part, are being filed with the Securities and Exchange Commission (the "SEC") to  satisfy  our  obligations  to the  recipients  of certain shares of common  stock (the  "Selling  Shareholders") including shares to be issued to the Selling Shareholders upon exercise of certain warrants of Extreme Home Staging, Inc.  Accordingly, the prospectus and the Registration Statement cover the resale by certain Selling Shareholders of 5,339,999 shares of our common stock of which 2,226,666 common shares are issuable upon the exercise of certain stock purchase warrants.  All of such shares are being offered for resale by the selling stockholders.  The sales price to the public was set by the selling shareholders at $0.03 per share of Common Stock for an aggregate of $ 93,400.  The price of $0.03 per share is a fixed price until  the  shares  are  listed  on the OTC  Bulletin  Board or  other  national exchange,  and  thereafter at prevailing  market prices or privately  negotiated prices.  There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board.

The total cost of the offering will be borne by us.  We will not receive any of the proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised by the selling stockholders.

 Before this offering, there has been no public market for the common stock and the Company's stock is not currently traded on any exchange or quotation system. It is the Company's intention to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States, also known as the OTCBB, following the effective date of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Investing in our common stock involves a high degree of risk. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on Page 7 which describes certain material risk factors you should consider before investing.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is  November 15,  2007

Dealer Prospectus Delivery Obligation

Until 90 days  from  the  effective  date of this  Registration  Statement,  all dealers  that  effect   transactions  in  these   securities,   whether  or  not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary:

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision, especially including the information under the headings "Risk Factors," beginning on Page 7.

This prospectus is part of a resale Registration Statement.  The selling shareholders ("Selling Shareholders") may sell some or all of their shares in transactions from time to time.

You should rely only on the information contained in this prospectus.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different information, you should not rely upon it. You should assume  that  the  information  appearing  in  this  prospectus,  as well as the information we file with the Securities and Exchange  Commission ("SEC") in this prospectus  is  accurate  only as of the date of the  documents  containing  the information.

About our Company:

We were incorporated under the laws of the State of Nevada on May 3, 2006.  Milka Fixler is our sole officer and director, as well as our controlling stockholder. We currently have no other employees.  Our executive offices are located presently at, 4507 15th Ave. Brooklyn, N.Y.

 The Company  does  not  have  any  subsidiaries, affiliated  companies  or  joint  venture  partners.

Business Background:

Home Staging is the process of enhancing  a  property that is intended to be sold in order to increase its market value and give it a competitive edge in today's real estate market.  Home Staging does this by styling a property so that it creates an immediate positive reaction when potential buyers enter a property that is for sale.   Home Staging provides homeowners and real estate agents the ability  to present their properties in the best possible light to facilitate faster sales of their property at higher prices.  Traditional home  staging centers around minor and inexpensive improvements such as de-cluttering, depersonalizing, updating old or unattractive fixtures, and accessorizing designed to accentuate attractive features of the home and minimizing flaws.

Our Business Concept:

Extreme Home Staging  takes the concept of traditional  home staging to the extreme in order to significantly raise the resale  value of the property being sold.   This is accomplished through significant upgrades and renovations to the property being sold prior to the sale in order to command a significantly higher resale price on the sale of the property.

Our Planned Business:

We are a development stage company and have not yet started operations or generated or realized any revenues from our business.   Our activities to date include organizing our company, and raising initial seed capital to enable us to develop a website which will serve as the primary venue for our business.   We are currently in the process of completing our website which is located at our domain location www.extremehomestaging.com. Our mission is to become the leading one-stop web site for home owners, real estate brokers and flippers (those who buy properties for the purpose of selling the property quickly for a profit), wishing to utilize vendors and tools for extreme home staging a real estate property in order maximize their revenue any time a house they own or represent is sold.  Among the key elements of our strategy, we plan to provide the following capabilities:

•	Consulting services customized to each extreme home staging project.
•	Provide an on line venue for connecting consumers with a variety of professional service providers who provide the type of services that are necessary for extreme home staging;

•	A venue for advertising on our website.

To date, we have no contracts with vendors or affiliates and no clients for our services. We will need to raise substantial funds   in order to launch a broad marketing campaign to attract clients for our services in order to become a viable business.

Under Section 405 of the Securities Act we are defined as a shell company based on our nominal operations and assets consisting primarily of cash and our website. Notwithstanding, we have a definitive business plan which we intend to pursue serving the extreme home staging market as described.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can become a viable business unless (1) we obtain additional capital to market and advertise our website in order to attract users and (2) thereafter we become successful in generating sufficient revenues to cover our expenses and grow our business.

We plan two phases of operations.  Phase 1 involves the activities related to recruiting the necessary vendors who provide the types of services useful to our home staging prospective clients.   Phase II centers around expanding our services through aggressive marketing, and distribution of our services through our Extreme Affiliate Program.  Phase II  will require that we raise additional funds to recruit key personnel and for conducting an aggressive marketing campaign to attract clients who will utilize our services.     As of September 30, 2007 we had $16,924 cash available for use in the next 12 month which we anticipate will be sufficient to fund our very limited activities during Phase I. (See section on Plan of Operations under the sub heading "Liquidity and Resources".)

For executing Phase II of our operations, we will need to raise substantial funds in order to launch a broad marketing campaign to attract clients for our products and services in order to become a viable business.   We cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent our planned development and our marketing effort which is necessary for our business to become viable.  If we do not become a viable business we will be forced to cease operations.

The Resale Offering

The prospectus and the registration  statement, is  being filed with the SEC to  satisfy  our  obligations  to the  recipients  of certain shares of common  stock (the  "Selling  Shareholders") including shares to be issued to the Selling Shareholders upon exercise of certain warrants of Extreme Home Staging, Inc.  Accordingly, the prospectus and the Registration Statement cover the resale by certain Selling Shareholders of 5,339,999 shares of our Common Stock of which 1,113,333 common shares are issuable upon the exercise of Series A, stock purchase warrants, exercisable at $0.50 per share,  and 1,113,333 common shares are issuable upon the exercise of Series B warrants exercisable, at $1.00 per share.    All of such shares are being offered for resale by the selling stockholders.  The sales price to the public was set by the selling shareholders at $0.03 per share of Common Stock for an aggregate of $ 93,400.

The price of $0.03 per share of Common Stock is a fixed price until  the  shares  are  listed  on the OTC  Bulletin  Board or  other  national exchange,  and  thereafter at prevailing  market prices or privately  negotiated prices.  There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board.

See "Plan of Distribution" on Page 13 for a further description of how the Selling Shareholders may dispose of the shares covered by this prospectus.

Number of Shares Outstanding:

There are  13,113,333 shares of our Common Stock issued and outstanding as of October 25, 2007.   Of the 13,113,333 shares outstanding,  3,113,333 shares are being registered in this offering for the Selling shareholders. Additionally 2,226,667 common shares underlying the Series A and B Common Stock Purchase Warrants are also being registered by the Selling shareholders in this offering.  See "Description of Securities" for full details of the terms and conditions of the Warrants.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus.  You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

We are a Development Stage Company. From the date of inception on May 2, 2006, we have generated no earnings from operations.  As of October 25, 2007,  our financial data is as follows:

	Fiscal Years Ended September 30,
Statement of Operations	October 1, 2006- September 30, 2007	From Inception May 3, 2006- September 30, 2006

Revenues	-0-	-0-
Net Income (Loss)	$(38,731)	$(61,745)
Net Income (Loss per Share)	$(0)	$(0)

Balance Sheet

Total Current Assets	16,924	24,455
Total Current Liabilities	-0-	26,200
Shareholder Equity	23,924	$(745)

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our Company and its business before purchasing shares of our Common Stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks associated with our Business:

1. We are a new business and lack an operating history upon which an evaluation of our future success or failure can be made.   We have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on May 3, 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is ($100,476).  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*
Our ability to enter into vendor affiliate agreements, which would enable us to generate revenues upon the sale of the vendors services to our clients who accessed their website through the link on our website.

*	Our ability to attract affiliates who will provide our services to their networks of clients in their geographic location.
*	Our ability to generate sufficient revenues to cover our expenses and make a profit through the sale of our services to a sizable client base
*	Our ability to attract advertisers to our website in order to generate advertising revenues.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

2.  Our auditors have issued a going concern opinion about our ability to continue to operate, and because we will require substantial funds to market our services in order to attract clients for our services, we may not have sufficient funds to operate a viable business which may result in our ceasing operations.

Following review of our financial statements, our auditors have determined that we do not have sufficient working capital necessary to be successful and to grow our business. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. According to our auditors, continuation of our Company as a going concern is dependent upon raising funds and generating ongoing revenues from our operations. If we a fail to accomplish both, we will most likely fail and you will lose your investment. We anticipate we will require $15,000 during the next 12 month for the activities relating to setting up our Vendor and Affiliate program and to cover the cost of this offering.  As of September 30, 2007 we had available $16,924.  However, the activities  that can be supported with the currently available funds are very limited.  Our capital requirements to implement our business strategy during Phase II will be significant. We anticipate requiring additional funds during Phase II of our planned activities, in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms will  have a material adverse effect on our business, operating results, and  financial condition.

3. We do not currently have any vendors, affiliates and   clients and we cannot guarantee we will ever have any. Even if we obtain vendors and clients, there is no assurance that we will make a profit.

We do not currently have any vendors, affiliates and clients. Even if we obtain vendors and clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

4.  Our promotional and marketing efforts may not result in generation of any revenue which may cause our business to fail and for you to lose your investment.

If our promotional and marketing efforts do not attract customers, then we will not generate any revenue. We intend to target customers that will need our services.   If we do not attract customers through our promotional and marketing efforts, then it is likely that our business will fail and cause you to lose your investment.

5.  We will require additional financing which may require the issuance of additional shares which would dilute the ownership held by our shareholders.

We will need to raise funds through either debt or the sale of our shares in order to achieve our business goals. Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders.   Furthermore, if we raise funds in equity transactions through the issuance of convertible securities which are convertible at the time of conversion at a discount to the prevailing market price, substantial dilution is likely to occur resulting in a material decline in the price of your shares.

6.  Our success depends upon our ability to attract and hire key personnel. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has no experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

7. Milka Fixler, our sole officer and director will only be devoting limited time to our operations, consequently, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

Our CEO, Milka Fixler, is our sole officer and director, and will only be devoting approximately 20 hours per week to our operations.  As a result, our operations may be sporadic and occur at times which are convenient to our CEO.  This may cause our operations to be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

8. We are dependent on Milka Fixler, our CEO and sole officer and director for executing our business plan and ongoing operations.   If our CEO resigns,   our operations will be suspended or cease. If that should occur, you could lose your investment.

Our CEO, Milka Fixler is our sole officer and director.  If she resigned for any reason, our business would cease operations and you would lose your entire investment.

9. Milka Fixler is our sole officer and director and is responsible for our managerial and organizational structure.  In the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director who is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, our officer will be responsible for the administration of the controls.  Her lack of experience in this area may result in her being incapable of creating and implementing the proper controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

10.  We do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

11.  We expect to face intense competition from well established traditional home staging companies who may not yet be focusing on the market for extreme home staging.  The current crop of traditional home staging entities who have been operations for many years, have far greater brand  recognition,  longer  operating  histories,  larger  customer  bases  and significantly greater resources  than  we. This may result in our inability to compete   successfully against our competitors, which may cause us to go out of business.

We expect to face intense competition from traditional home staging providers, many of which have established national networks of participating home staging companies.

In addition, nearly all established firms that choose to compete with us will have greater brand   recognition,  longer  operating histories, larger customer bases and significantly greater financial, marketing and other resources than we will  have.  Some of our competitors  could  enter  into exclusive arrangements with firms, associations or industries and  deny  us access to their sectors, devote greater resources to marketing and promotional  campaigns  and devote substantially more resources to their website and  systems  development  than  we will be able to do. This may result in our inability to  successfully compete and gain market share, which  may  cause  us  to  go  out  of  business.

12.  If we are unable to establish a large user base we will  have difficulty   attracting advertisers  to our web site, which will hinder our ability to generate advertising revenues, which may affect our ability to expand our business operations and our user base.

A part of our business plan and marketing strategy requires us to establish a large user base. We currently do not have any members. We will only be able to attract advertisers to our web site and possibly begin to generate advertising revenues if we can obtain a large enough user base. The number of users necessary to attract advertisers will be determined though discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements based upon the total members at that time. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

Risks Related To Our Industry.

13.  Potential regulation of internet service providers could subject us to unforeseen restrictions on our projected use of our website which could increase our operating costs.

We plan for our website www.extremehomestaging.com to operate as our virtual business card and portfolio for our company as well as our online "home." It will showcase the services we will provide and will showcase the products and services offered by our vendors.  The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service funds. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine those Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could affect Extreme Home Staging because those additional charges could be passed to us and could significantly increase our operating costs.   If we do not generate sales sufficient to cover our expenses and generate a profit, you may lose your investment.

14.  Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients which may result in our going out of business and for you to lose your investment.

We may be required to collect and store sensitive data in connection with our services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions and/or privacy laws, which would devastate our business, and may result in the loss of your investment.

15.  Our operating results could be impaired if we become subject to burdensome regulations, legal uncertainties, and/or fees concerning operation of our website which may increase our expenses and cause us to go out of business.

Since 1998, the system for the internet has been run by a US (non governmental organization) known as ICANN - the Internet Corporation for Assigned Names and Numbers. It is an independent body, but is under contract to the US Department of Commerce.  Other countries have become increasingly uncomfortable with the arrangement, countries including China and Iran wanted so-called “internet governance” transferred to an international body linked to the UN while the   EU wanted some kind of intergovernmental “cooperative body”.   An agreement was reached November 2005 wherein the US will keep its oversight of the technology that underpins the internet. But a new international “internet governance forum” will be set up to discuss issues of concern.  Although currently this new forum is not envisioned to have any decision-making powers,” there is no assurance that this forum and the international community will not at some point impose burdensome regulations or fees to companies conducting commerce over the internet.  Should that occur, it would adversely affect our business and may impede our ability to implement our platform and to facilitate transactions over the internet.   Consequently, it could result in our business failing, and you losing your entire investment.

Risks associated with this offering:

16.  Our Officer and Director Milka Fixler's control of 76% of the outstanding shares may prevent you from causing a change in the course of our operations and may affect the price of our common stock.

Milka Fixler beneficially owns approximately 76% of our common stock. Accordingly, for as long as Ms. Fixler continues to own more than 50% of our common stock, she will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited.  This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

17.  Sales of a  substantial  number of shares of our  common  stock  into the public market by the selling  stockholders may result in significant  downward pressure on  the  price  of  our  common  stock  and  could  affect  the  ability  of our stockholders to realize the current trading price of our common stock which may cause you to lose some or all of your investment.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock.  We have 13,113,333 shares of common stock issued and outstanding as of the date of this prospectus.   When this Registration Statement is declared effective, the Selling Stockholders will be able to resell up to 3,113,333 shares of our Common Stock including the 2,000,000 shares issued to our consultant of which the maximum that can be sold is 1% of the outstanding shares every 90 days so long as the shares represent in excess of 9.9% of the outstanding shares of the company.  In addition, If each shareholder exercises his Warrants we will be required to issue an additional 2,226,667 shares of Common Stock which the Selling Warrant Holders will be able to resell in the market. As a result, a substantial number of our shares of Common Stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our Common Stock. As a result of any such decreases in price of our Common Stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our Common Stock as the Selling Shareholders sell their shares of our Common Stock could encourage short sales by the Selling Shareholders or others.  Any such short sales could place further downward pressure on the price of our Common Stock.

In addition, as of  the date of this prospectus   there are 10,000,000 outstanding  shares of our Common Stock that are  restricted  securities  as that  term is  defined  in Rule  144  under  the Securities  Act of 1933, as amended (the "Securities Act"). Although  the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions.   The sale of these shares may further depress the price of our shares.

18.  We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have difficulty raising additional funds which could affect our ability to expand out business operations.

19.  If a market for the company's common stock does not develop investors may be unable to sell their shares and you may lose your investment.

There is currently no market for the Company's Common Stock and there may never be a public market. If no market ever develops for the Company's shares, it will be difficult for new investors to sell their shares.  In addition, there may be no share volume to allow new investors to sell their shares at any market price.  Without a public market or a public market that does not allow new investors to  realize  their investment or to sell their shares,  new  investors  should  consider  whether or not they wish to invest in shares  which  they  may  not  be  able  sell  in  a  public  market.

20.  If the company fails to attract or maintain the services of a market maker it will limit the liquidity of the shares purchased by new investors and you may be unable to sell your shares and therefore you may lose your investment.

If  the  Company  is  unable  to  secure and maintain  at least one National Association of Securities  Dealers, Inc. member broker/dealer as market maker, the liquidity of the  Common Stock could be impaired, not only in the number of shares of Common Stock  which  could  be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock  than might otherwise  prevail.  Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the Company's Common Stock on any secondary market.  A  new  investor  should  consider  whether or not he or she wishes  to invest in a company which may never have a proven track record in the public market and may not have the   services  of  any  market  maker causing the shares to be illiquid.

21.  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

22.  The limited market for our shares will make our price more volatile.   As well, our stock is held by a small number of investors thus reducing the liquidity of our stock and the likelihood that any active trading market will develop. As a result you may lose part or all of your investment.

There is currently no market for our Common Stock.  Even if we are successful in our stock trading on the OTC Bulletin Board, the market for our common stock is likely to be very limited and we cannot assure you that a larger market will ever be developed or maintained.

Currently, our Common Stock is not listed on any established trading system. The fact that most of our Common Stock is held by a small number of investors further reduces the liquidity of our Common Stock and the likelihood that any active trading market will develop. The market for our Common Stock is likely to be volatile and many factors may affect the market. These include, for example: Our success, or lack of success, in marketing our services and developing our customer base; Competition; and our ability to raise sufficient capital for business expansion.

Additionally the stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our Common Stock in any market that develops.

23.  We are currently deemed a shell company with nominal assets and operations and if we can not survive in this business we may need cease operations or pursue other business opportunities.

In accordance with Rule 405 of the Securities Act of 1933 we are currently deemed a shell company based upon our nominal assets and operations. Based upon same, our success must be considered in light of the difficulties and expenses we will face in marketing our website, obtaining new clients and obtaining financing to meet the needs of our plan of operations. In the event that we can not successfully implement our business plan we may have to cease our operations or change our business model which may cause you to lose all or part of your investment.

Use of Proceeds

The shares of Common Stock offered hereby are being registered for the account of the Selling Shareholders named in this prospectus.  As a result, all proceeds from the sales of the Common Stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the Common Stock by the selling stockholders. We may, however, receive up to $1,669,999 in proceeds from the exercise by certain Selling Shareholders of Warrants to purchase up to an aggregate of 2,226,666 shares of our Common Stock.

We will incur all costs associated with this prospectus and related Registration Statement.   We plan to utilize the proceeds we generate from the exercise price of the Warrants, if the Warrants are exercised,  for initiating Phase II of our planned operations, recruiting key personnel, and marketing of our services and to operate and grow our business.

Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement, Inc. which commenced in May 2006 and terminated March 2007  pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) if and when we are declared effective by the Securities & Exchange Commission. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Capitalization

Extreme Home Staging, Inc has 200,000,000 shares of Common Stock, $0.0001 par value, authorized of which 13,113,333 common shares are issued and outstanding.

Extreme Home Staging, Inc. has 10,000,000 $0.0001 preferred shares authorized and none issued to date.

The Company has outstanding two Series of Stock Purchase Warrants.  Series A Warrants are exercisable @ $0.50 per share, and Series B Warrants are exercisable at $1.00 per share. Each Warrant represents one share of Common Stock.  For complete details of Warrants view the section "Description of Securities."

Selling  Security  Holders

The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock registered pursuant to this Registration Statement. Because the Selling Shareholders may choose to offer all or only some portion of the 3,113,333 shares of common stock to be registered plus an additional 2,226,666 issuable upon exercise of certain Warrants, requiring the payment of the exercise price, no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.   In the table below, we are assuming that all shares offered will be sold.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of October 25, 2007  and the number of shares of Common Stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the Selling Shareholder.

Martin Schwartz, a shareholder, is an account executive at a broker dealer but purchased his shares in Extreme Home Staging, Inc.  outside of  his  affiliation with his broker-dealer. He purchased his shares in the ordinary course of business and at the time of the purchase of the securities  to be resold, he had no agreement or understanding, directly or inderctly, with any person to distribute the securities.

 .

Selling Shareholders:

	Shares of common Stock owned prior to offering	Shares of common stock to be sold Including Shares Underlying Warrants	Shares of common Stock owned After offering (1)(2)	Percentage of common Stock owned After offering (1) (2)
Esther Ackerman 4910 17th Ave. Brooklyn, NY 11204 (0)	2,004,167	131,133	1,870,834	14.24%
Mifal Tzeduka Vechesed 5418 16th Ave. Brooklyn, NY 11204 (3)	200,000	600.000	-0-	0.00%
Brooklyn Talmudical Academy 4712 14 Ave Brooklyn, NY 11219 (4)	183,332	549,999	-0-	0.00%
Rambam Research Academy 1372 47th St. Brooklyn, NY 11219 (5)	183,332	549,999	-0-	0.00%
Yerushalmy Talmudical Academy 5202 13th Ave. Brooklyn, NY 11219 (6)	183,332	549,999	-0-	0.00%
Congregation Mesivtah Beth Alexander 1215 E 7th St. Brooklyn, NY 11230 (7)	20,000	60,000	-0-	0.00%
Congregation Em Lebina 1215 E 7th St. Brooklyn, NY 11230 (8)	20,000	60,000	-0-	0.00%
Arthur Schachter 1114 East 24th St. Brooklyn, NY 11210	16,667	50,001	-0-	0.00%
Joseph Goldenberg Martastrasse 1 Zurich, Switzerland	16,667	50,001	-0-	0.00%
David Fisch 1334 E. 26th St. Brooklyn, NY 11210	16,667	50,001	-0-	0.00%
Aaron Lebovits 1001 52nd St. Brooklyn, NY 11219	16,667	50,001	-0-	0.00%
Don Fuchs 370 Brook Ave. Passaic NJ 07065	16,667	50,001	-0-	0.00%
Miriam Werczberger 970 50th St. Brooklyn, NY 11219	16,667	50,001	-0-	0.00%
Israel Bornstein Zurich Switzerland Schimmelstrasse 5 Zurich Switzerland	16,667	50,001	-0-	0.00%
Yoel Friedman 14 Gwen Lane #3 Monsey, NY 10952	16,667	50,001	-0-	0.00%
Jacob Werczberger 1942 52nd St. Brooklyn, NY 11219	16,667	50,001	-0-	0.00%
Mier Daskal 5 V'Yoel Moshe Ct. #111 Monroe, NY 10950	16,667	50,001	-0-	0.00%
Moses Goldberger 570 Bedford Ave. Apt 1A Brooklyn, NY 11211	16,667	50,001	-0-	0.00%
Jerry Sinay 142 Middleton St. Brooklyn, NY 11206	16,667	50,001	-0-	0.00%
Samuel Friedman 730 E. 3rd St. Brooklyn, NY 11218	16,666	50,001	-0-	0.00%
David Lederstein 1000 Pennsylvania Ave. Brooklyn NY 11207	16,667	50,001	-0-	0.00%
David Neuhauser 2103 Bay Ave. Brooklyn, NY 112101	16,667	50,001	-0-	0.00%
Samuel Beilus 478 Penn St. Brooklyn, NY 11211	16,666	50,001	-0-	0.00%
Elozar Klein 1357 51 Street Brooklyn, NY 11219	8,333	24,999	-0-	0.00%
Judy Friedman 487 Bedford Ave. Brooklyn, NY 11211	8,333	24.999	-0-	0.00%
Martin Schwartz 1664 49th St. Brooklyn, NY 11219	5,000	15,000	-0-	0.00%
Joseph Horowitz 1350 47th St. Brooklyn, NY 11219	4,167	12,501	-0-	0.00%
Chaim E. Rabinowitz 1358 49th St. Brooklyn, NY 11219	4,167	12,501	-0-	0.00%
Fischel Rabinovich 1372 47th St. Brooklyn, NY 11219	4,167	12,501	-0-	0.00%
Simon Rubinfeld 5418 16th Ave Brooklyn, NY 11219	. 4,167	12,501	-0-	0.00%
Shlomo Kovo 122 Brightwater Court Brooklyn, NY 11235	4,167	12,501	-0-	0.00%
Henry Schwartz 1029 Dahill Rd. Brooklyn NY 11219	3,333	9,999	-0-	0.00%
Milton Schwartz 1765 59th St Brooklyn, NY 11204	3,333	9,999	-0-	0.00%
Henry Reinhold 1354 E. 13th St. Brooklyn, NY 11230	3,333	9,999	-0-	0.00%

(0)	Esther Ackerman received 2,000,000 shares for consulting services rendered. Additionally she purchased 4,167 Common Shares with Stock Purchase Warrants.

(1)	Based on 13,113,333 Shares Outstanding

(2)	Assumes the sale of all shares registered by each selling shareholder.

(3)	Yehosua Gelb has sole voting and dispositive control over the shares issued to Mifal Tzeduka Vechesed

(4)	Herschel Grun has sole voting and dispositive control over the shares issued to Brooklyn Talmudical Academy

(5)	Elozar Klein has sole voting and dispositive control over the shares issued to Rambam Research Academy

(6)	Aron Rothman has sole voting and dispositive control over the shares issued to Yerushalmy Talmudical Academy

(7)	Rabbi Benjamin Schik has sole voting and dispositive control over the shares issued to Congregation Mesifta Beth Alexander

(8)	Rabbi Bejamin Schik has sole voting and dispositive control over the shares issued to Congregation Em Lebina

We will require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Plan of Distribution

The plan of distribution for the shares being offered for sale by the Selling Shareholders provides that shareholders may sell their shares of Common Stock either directly or through a broker-dealer.

Broker-dealers may charge commissions to both Selling Shareholders selling Common Stock and purchasers buying shares sold by a Selling Shareholder. Neither we nor the Selling Shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Shareholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required by laws, and regulations we will file a prospectus supplement during the time the Selling Shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by Selling Shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits Selling Shareholders from offering to purchase and purchasing our Common Stock at certain periods of time surrounding their sales of shares of our Common Stock under this prospectus.

Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their Common Stock. Some states may also require Selling Shareholders to sell their Common Stock only through broker-dealers.

The Selling Shareholders will receive all of the proceeds from the sale of up to 3,113,333  of their shares, less any commissions or discounts paid to brokers or other agents. We will not receive   any of the proceeds from the sale of these shares. We may, however, receive up to $ 1,669,999  in proceeds from the exercise by certain Selling Shareholders of Warrants to purchase up to an aggregate of 2,226,666 shares of our Common Stock. The resale of the Common Stock underlying these Warrants is included in the Registration Statement of which this prospectus forms a part.  We have agreed to include the shares of the Selling Shareholders in the Registration Statement.   We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares on behalf of the Selling Shareholders.  We estimate that we will incur legal and accounting fees and other expenses related to this offering of approximately $11,000 in conjunction with the preparation and filing of this Registration Statement.

The Selling Shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the Selling Shareholders will sell any or all of the shares offered by them.

Transfer  Agent

 The  Company  has  engaged the services of a Stock Transfer Company to act as its Transfer Agent:

 Pacific Stock Transfer Company
500 E. Warm Springs Road, Suite. 240
Las Vegas, NV  89119
(702) 361-3033   FAX (702) 433-1979

Legal Proceedings

Neither  us, nor any of our officers or directors is a part’ to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Legal Matters

The validity of the common stock offered by this prospectus has been passed upon by Schonfeld & Weinstein ESQ.

Management - Directors and Executive Officers

The following table sets forth, as of  October 25, 2007  the names and ages of all of our directors and executive officers; and all positions and offices held. The director will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position	Date of Employment

Milka Fixler	57	President, Chief Executive Officer, Treasurer, Chairman of the Board	May 3, 2006

The board of directors has no standing committees.

Family Relationships

No family relationship has ever existed between any director, executive officer of the company, and any person contemplated to become such.

Business Experience

The following summarizes the occupation and business experience during the past five years for our sole officer and director, Milka Fixler.

Milka Fixler is our President and Chief Executive Officer as well as the Chairman of our Board of Directors since inception of our organization on May 3, 2006.   Milka is also currently employed at Belmarc Realty Corp.  as a licensed real estate broker where she has had a career as a broker in real estate sales since March 11, 1997.   Ms. Fixler's duties as a real estate broker with Bellmarc involve the presentation and sale of homes, condos, coops and apartments which process has exposed her to the knowledge and experience in home staging properties in preparation of their sale at an optimum price.   These skills coupled with her vision and understanding of the techniques for increasing property values, position Ms. Fixler as an invaluable asset and natural leader of Extreme Home Staging, Properties, Inc.

Milka Fixler attended New York City Community College from   January   1977 to January 1980 where she received her Associate Degree in    Applied Science.   Milka is a licensed real estate broker in the State of NY.

Employment Agreements/ Terms of Office

None of the members of the Board of Directors or members of the management team presently have employment agreements with us.

 Executive Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Equity Compensation Plan:

The Company has not issued any Employee Benefit Plan or Dividend Reinvestment Plan, thus none are being offered pursuant to an employee benefit plan or a dividend reinvestment plan, or any equity compensation plans.

Milka Fixler is entitled to an annual base salary of $24,000, plus the annual sum of $6,000 for rent for providing the use of her office to the Company.  This amounts to an aggregate sum of $30,000 for the fiscal year ended September 30, 2007.   The following Summary Compensation Table sets forth the compensation for our executive officer for the past two years ended September 30, 2007

Name & Principal Position	Year	Salary	Bonus	Restricted Stock Awards	Options	Payouts

Milka Fixler	9-30-3007	$30,000*	-0-	-0-	-0-	-0-
Milka Fixler	9-30-2006	-0-	-0-	-0-	-0-	-0-

*The sum of $30,000 represents officer's compensation and rent expenses incurred, but not paid out.  These sums were credited to Additional Paid in Capital.  (See  Financial Statements Note 5 and Note 10.)

None of the principals have outstanding options or warrants or other securities convertible into the Common Stock of the Company.

During the past five (5) years, no present or former director,  executive  officer  or  person  nominated  to become a director or an executive  officer  of  the  Company has:

(1)  filed  a petition under the Federal bankruptcy laws or any state insolvency   law,  nor  had a receiver, fiscal agent or similar officer appointed by the court  for  the  business or property of such person, or any partnership in which  he  was  a general partner at or within two (2) years before the time of such filings, or any corporation or business association of which he was an executive  officer  at  or within ten (10) years before the time of such filing;

(2)  was convicted  in  a  criminal  proceeding  or  named subject of a pending  criminal  proceeding  (excluding  traffic  violations  and  other  minor offenses);

(3)   was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activitiesl  was subject of any order,  judgment  or  decree,  not subsequently  reversed,  suspended or  vacated, of any court of competent jurisdiction, permanently  or  temporarily  enjoining him from or otherwise limiting, the  following  activities:

     (i)  acting as a futures commission merchant, introducing broker, commodity  trading advisor, commodity  pool operator,  floor  broker, leverage transaction  merchant,  any  other  person  regulated by the Commodity Futures  Trading  Commission  or  an associated  person of any of the foregoing,  or as an investment advisor, underwriter, broker or dealer in  securities, or as an affiliate person, director or employee of any investment company, or engaging  in  or  continuing  any conduct or  practice  in  connection  with  such  activity;

     (ii)  engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State Securities laws or Federal commodities laws;

(4)  was  the  subject  of  any  order,  judgment,  or  decree, not subsequently reversed, suspended, or vacated, of any Federal or State authority barring,  suspending  or  otherwise  limiting for more than sixty (60) days the right of such person to engage in any  activity described above under this subsection  (3)(i)  above,  or  to  be  associated  with  persons  engaged  in any such activities;

(5)  was  found by a court of competent jurisdiction in a civil action or by the Commission  to  have  violated any Federal or State securities law, and the  judgment  in  such  civil  action or finding by the Commission has not been subsequently reversed   suspended  or  vacated.

(6)  was  found by a court of competent jurisdiction in a civil action or by the Commodity  Futures  Trading  Commission  to  have  violated  any  Federal commodities  law,  and  the judgment in such civil action or finding by the Commodity Futures   Trading  Commission has not been subsequently reversed, suspended  or  vacated.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of October 25, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Milka Fixler	10,000,000	76%

Common Stock	Esther Ackerman	2,004,167	15.28%

Common Stock	All executive officers and directors as a group	10,000,000	76%

The percent of class is based on  13,113,333  shares of common stock issued and outstanding as of October 25, 2007.    Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of another person or entity shown in the table.

Certain Relationships And Related Transactions

On May 15, 2006 we entered into a one year consulting agreement with Esther Ackerman to provide consulting services to the Company and to act as Project Coordinator for our Extreme Staging Affiliate Program.    The one year contract was valued at $60,000 and was paid in full with the issuance of 2,000,000 shares of our Common Stock in lieu of cash.   The contract can be renewed for an additional 12 month upon expiration on May 14, 2007, with additional renewals thereafter,   upon mutual consent of both parties.    As of September 30, 2007, the contract with the consultant has not been renewed.

The Consultant Agreement provided the following Scope of Work.

The Consultant shall assist the Company in the following endeavors:

A.	Assisting with the implementation of the Vendor Affiliate Program.
B.	Assisting with the implementation of the Extreme Affiliate Program
C.	Assisting with all of the company's activities relating to the execution of the Company's business plan and plan of operations.
D.	Assisting with the Setting up of the Gold Plan Affiliate Program
E.	Acting as Extreme Project Coordinator.

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

A.	Any of our directors or officers
B.	Any proposed nominee for election as our director;
C.	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
D.
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

Disclosure of Sec Position of Indemnification for Securities Act Liabilities

Our corporate Bylaws provide that directors and officers shall be indemnified by us  to  the  fullest  extent  authorized  by the Nevada General Corporation Law, against  all  expenses  and  liabilities  reasonably incurred in connection with services  for  us  or  on  our  behalf.  The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar  as  indemnification  for  liabilities  arising under the Securities Act might  be  permitted  to  directors, officers or persons controlling our Company under  the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy  as  expressed  in  the  Securities  Act  and is therefore unenforceable.

Organization in the Last five Years.

The Company was incorporated on May 3, 2006 as Extreme Home Staging, Inc., by Certificate of Incorporation issued pursuant to laws of the State of Nevada.

Description of  Business:

Business Overview:

Home staging is the art and process of preparing a house, a condominium, or any private residence to be as visually and aesthetically pleasing as possible prior to going up for sale in the real estate marketplace. The ultimate goal of staging is to place the home in the best showcase condition, so that it sells at the highest possible price in the shortest possible time. Traditional staging centers around improving the appearances of the home by de-cluttering, depersonalizing, updating old or unattractive fixtures, opening curtains and blinds to let in natural light, turning on interior and exterior lights at nighttime, painting,  furniture rearrangement, and accessorizing designed to accentuate attractive features of the home and minimizing flaws.

Real estate agents have practiced traditional staging since the 1970s, but it was not until the 1990s that staging became a separate endeavor adopted by professional designers and decorators.   In recent years home staging has become a popular undertaking by many homeowners seeking to maximize on the sale price and selling their property in the quickest time frame.

Our Business Concept:

Extreme Home Staging  takes the concept of traditional  home staging to the extreme in order to significantly raise the resale  value of the property being sold to reflect the real increased value of the property being sold.  Extreme Home Staging is more than simply freshening up the paint, clearing out the clutter, and making rooms look bigger.  Extreme Home Staging is actually making rooms bigger, or adding a bathroom or sun room, re-doing the kitchen or bath from the floor up.  Extreme Staging is about significant upgrades and renovations combined with artful design and styling in order to command a significantly higher resale price on the sale of the property.

Industry Overview:

A house is made up of many different components, each of which may add value to (or subtract value from) the asset.  According to a report published by the National Center of Real Estate Research authored by G. Stacy Sirmons and David Macpherson of the Florida State University, physical attributes that determine the productive appeal of a property includes the physical improvements to the site, such as the size, quality, and style of the structure and other factors such as location and age. Per standard appraisal practice, property value is usually affected by (1) physical characteristics and location, (2) conditions of sale, (3) market conditions, and (4) financing.

A TReND MLS study conducted for the (Philadelphia area) included data of detailed Property characteristics and selling prices to estimate the marginal value of individual characteristics of housing. These values can vary with consumers' tastes and preferences, the price of the property, location, etc. Knowing the marginal contribution to value of individual characteristics can allow better comparisons between similar homes and increase efficiency in home pricing and valuation.

According to the TReND MLS data for the Philadelphia area which contain 28,828 observations from twenty-one counties and include property characteristics and selling prices.  The theoretical model is discussed and an empirical model is developed to estimate the value of a number of property characteristics. The variables behave generally as expected. Some major conclusions  are:

•	Each additional bedroom adds about four percent to price;
•	Bathrooms have a dramatic effect on selling price with each full bath adding about 24 percent to selling price;
•	Central air conditioning adds about 12 percent to price;
•	Nine foot ceilings add about six percent to price;
•	A sitting area in the master bedroom increases price by eight percent;
•	A basement increases value by nine percent;
•	a laundry in the basement decreases value by two percent;
•	Houses with vinyl and aluminum exteriors sell for about four percent less than houses with brick while houses with stucco and wood exteriors sell for about nine percent more;
•	internal features that add the most value are a family room, a dining room, a whirlpool, and a security system;
•	Fireplaces have a strong, positive effect on selling price with each fireplace adding about 12 percent;
•	Floors that are wood, tile, or a combination of those add the most value;
•	Kitchen features that are most valued are a built-in refrigerator, a kitchen island, and a double oven;
•	a useable attic adds about two percent to price;
•	a garage adds about 13 percent to selling price;
•	An in-ground swimming pool adds about eight percent to value while an above ground pool adds no value;
•	Exterior features that affect selling price most included a patio, a sprinkler system, a paddock, and a tennis court;

Our Planned Business:

We are a development stage company and have not yet started operations or generated or realized any revenues from our business operations.  Milka Fixler is our sole officer and director, as well as our controlling stockholder. We currently have no employees.   Under Section 405 of the Securities Act we are defined as a shell company based on our nominal operations and assets.

Our activities to date include organizing our company, and raising initial seed capital to enable us to develop a website which will serve as the primary venue for our business.   Our mission is to become the leading one-stop web site for home owners, real estate brokers and flippers wishing to maximize their revenue any time a house they own or represent is sold.  Our website will operate as our virtual business card and portfolio for our company as well as our online "home." It will detail  our (i)  consulting services which  we plan to provide,  and will (2) showcase the products and services offered by our vendors,  and (iii) eventually we plan for  our site to be an advertising vehicle to provide fee generated sponsored advertising to advertisers.

We plan for our website to provide all of the resources and tools needed for conducting extreme staging on properties that are being placed on the market for sale, with the objective of significantly increasing the value of the property for maximum sale price in the quickest time frame.   Among the key elements of our strategy, we will be  providing consulting services customized to each project, along with an on line venue for connecting consumers with a variety of  professional service providers who provide the type of services that are necessary for extreme home staging. We plan to also serve the do-it-yourself home owners engaging in an extreme staging project, by providing them with array vendors for shopping the material needed for their do-it-yourself upgrading projects.   Additionally, we plan to have engaging and informative content along with a forum for consumer and professional discussions centered on making each extreme home staging experience a profitable and pleasant endeavor.

We are currently in the process of completing our website which is located at our domain location at www.extremehomestaging.com.

To date, we have no contracts with vendors or affiliates and no clients for our services. We will need to raise substantial funds   in order to launch a broad marketing campaign to attract clients for our services in order to become a viable business.

Our Strategy:

Our strategy includes recruiting two classes of Affiliates.   The Vendor Affiliate Program for vendors to provide products and services useful to Extreme Home Staging, and the Extreme Affiliate Program, which recruits Affiliates nationwide to distribute our products and services.  A key  distinction between the Vendor Affiliates and Extreme Affiliate arrangements; the Vendor Agreements we receive a percentage of the sale of each product or service purchased by our members from the Vendor through accessing the Vendor's  link on our website,  whereas, for the Extreme Affiliate Agreements, we will pay to each Extreme Affiliate a percentage of the fees  we generate on referrals they make to us, or for overseeing staging projects for  our clients in their geographic areas that we refer to them.

We plan to execute our business plan in two phases.

Phase I

•	The further development of our website to accommodate both the Vendor Affiliate Program and the Extreme Affiliate Programs.
•	Setting up our Vendor Affiliate Program "VAP
•	Setting Up Our Extreme Affiliate Program: "EAP"
•	Planning our marketing strategy.

Setting up our Vendor Affiliate Program "VAP"

We plan to initiate a Vendor Affiliate Program which is designed to attract an array of vendors and suppliers offering the types of services that will be useful to the consumer undertaking extreme home staging projects.   We plan to establish criteria of specific qualifications we will seek for each vendor class, along with terms and conditions we will opt for in establishing each vendor affiliate contract.

Our plan is to contract with each of our vendors through an affiliate agreement that will provide a link from our website to their website.  The basic contract will provide that for each purchase by our clients of their products and services, an agreed upon percentage of the sale is paid to us by the Vendor  upon completion of each purchase.

We will seek to attract vendors in the following sectors.

1.  Building Material suppliers
2.  Suppliers of Roofing and ancillary services.
3.  Suppliers of plumbing supplies and faucets.
5.  Supplier of floor tiles and floor coverings.
6.  Suppliers of wall tiles and wall coverings.
7.  Suppliers of hardware and house wares.
8.  Suppliers of decorative accents.
9.  Local and national companies who engage in renovation projects
10.  Suppliers of furniture and fixtures.
11.  Architects
12.  Floor Plan preparation Services.
13.  Building contractors
14.  Appraisers
15.  Lenders against home equity
16.  Decorators
17.  Other vendors as we may deem to be useful to our consumers.

Setting Up  Our Affiliate Program:

In order to distribute our services to the widest possible consumer base on a national basis, we plan to establish affiliate relationships with traditional home stagers and real estate brokers as well as qualified decorators.

We plan to offer affiliate arrangements with designated affiliates, whereby they will refer their extreme home staging clients to us to utilize our consulting services and vendor infrastructure in a co-sharing arrangement with us, and we also plan to also seek affiliates nationally who would be willing to oversee our extreme home staging projects which are located in their respective geographic location. We plan to offer a percentage of the commission to be generated including revenues generated through the Vendor program.    The precise commission structure will be decided upon when we have had the opportunity to determine the level of interest of qualified Affiliates we are able to attract.

Our strategy is to attract a network of real estate affiliates nation wide to join our affiliate program and become an Extreme Affiliate.

Extreme Affiliate Targets:

We plan to compile a list of targets located throughout the US, out of the following disciplines:

Traditional Home Stagers
Real Estate Brokers
Decorators
Personal Home Shoppers
Entrepreneurs interested in training and qualifying.

We plan to prepare an informative introductory informational mailing about our Company and the products and services we will offer.  The informational will have a designated area where Extreme Affiliate prospective targets could check off a box to indicate they are interested in learning more about our Extreme Affiliate Program.   This informational will be directed to our email address at our domain location www.extremehomestaging.com.   Once received, we will contact each prospective affiliate to initiate a dialogue for the purpose of qualifying and hopefully recruiting the Affiliate as a participating consultant to our Extreme Affiliate Program.

Implementing our Gold Plan Affiliate Program during Phase II

Depending on our budget and provided funding is available, we plan to hire a qualified professional to prepare the "Extreme Training Manual" along with a comprehensive training course which will be designed to educate our Affiliates with the techniques to be applied in extreme staging projects.  We plan to require that each Affiliate undergo a full training program and earn an Extreme Staging Certification attesting to their successful completion of the training course.

Our objective is to sponsor seminars in locations throughout the US and later in Canada  for training and orientation to the principals and guidelines of extreme staging projects.   Seminars will also be an opportunity for interaction between prospective Affiliates in a congenial atmosphere that we hope will foster unity and trust between our affiliates and our Company.   Initially, we have not yet decided whether we will charge our prospective extreme affiliates for the total cost or partial cost of our training and seminars as we have not yet determined the level of interest and the possible need to incentivize  qualified applicants.

Our objective is to recruit upwards of eight affiliates to each seminar and to conduct three seminars every quarter.   Our long term plan anticipates that during a one year period, we hope to recruit close to 100 affiliates nationwide.  There is no assurance that we will succeed in recruiting any affiliates

Products, Services & Revenue Streams:

We anticipate generating revenue from three primary revenue streams:

1.	Consulting Services:

Our extreme staging clients will have the option of contracting with us for two levels of consulting services:

Level I:  Consulting: We will undertake an on site thorough analysis of the property to be staged in conjunction with demographic studies of property comparables.  We will then  provide the client with a written report of suggested upgrades and renovation, for the client to undertake.  Level I clients will pay for the reports at an hourly rate which we have not yet determined.

Level II:   Managed Project:  In addition to the foregoing consulting services, we will undertake to manage the project from inception to completion.  We will assist with the paper work to apply for the necessary building permits, assist with arranging for home equity loan to fund the renovation project, and manage every aspect of the extreme staging project.   We plan to also assist with the sale of the property following completion of the renovation and upgrades.   We have not yet decided precisely our fee structure for managed projects.

2.	Vendor Fees:

Our plan is to contract with each of our vendors through an affiliate agreement that will provide a link from our website to their website.  The basic contract will provide that for each purchase by our clients of their products and services, an agreed upon percentage of the sale is paid to us by the Vendor  upon completion of each purchase.

3.	Advertising/Sponsorship-

Advertising/Sponsorship - When we achieve a significant membership base to our website we will employ a standard model in charging for advertising and sponsorships. The demographic that real estate and home improvement services typically attracts is especially desirable to advertisers so this revenue stream has the potential to be substantial.

Google AdSense is a fast and easy way for website publishers of all sizes to display relevant, unobtrusive Google ads on their website’s content pages and earn money. Because the ads are related to what users are looking for on a site, publishers have a way to both monetize and enhance their content pages.

Distribution of our Products and Services:

We plan to distribute our products and services through our designated Affiliates which we hope to recruit nationwide.   We plan to advertise in local and community publications in the geographic locations of our Affiliates, as well as conducting national advertising campaigns, such as advertising on Talk Radio nationally syndicated radio program At Home with Gary Sullivan, which airs from 9AM to noon (Eastern Time) Saturdays and Sundays and centers around home improvements.

Our marketing strategy revolves around promotion of our website and the continual attraction of users.  We plan to employ a variety of methods to promote our brand to include strategic purchases of online advertising and website optimization on a test basis.

Our advertising budget is modest and using a good PR firm to introduce our services will be the most cost-effective means to make our services known and understood.  The numbers of printable stories that can be generated by firms that newly enable a service to consumers make for good reading and the inevitable job creation and economic benefits give a stake to many organizations in our success, providing PR and information partners for us.

3.  Status of any publicly announced new Product or Service.

    No new product has recently been publicly announced.

4.  Competitive business conditions, the Issuer's competitive position in the industry, and methods of competition.

We believe the uniqueness of the services we plan to offer positions our Company to an excellent starting point in becoming a leading provider of extreme home staging services to our clients.

We believe that Extreme Home Staging is a unique business concept which takes traditional home staging involving merely changing the outward appearance of a property with inexpensive modifications to the extreme, in order to significantly raise the resale value of the property being sold in order to reflect the real value of the property being sold.   Extreme Staging is about significant upgrades and renovations combined with artful design and styling in order to command a significantly higher resale price on the sale of the property.

Additionally, the services we plan to render for Level II consulting - Managed Projects is unique as well and opens the opportunity to many home owners who are interested in realizing a higher price on the resale of their home through extreme home staging, but lack the expertise  in undertaking a renovation project geared for this purpose.  Through our professional staff which we plan to recruit and our overall infrastructure, we plan to be in a position to provide this service to our target market nation wide.

Nonetheless, we expect to face intense competition from well established traditional home staging companies who may not yet be focusing on the market for extreme home staging.  The current crop of traditional home staging entities who have been operations for many years, have far greater brand  recognition,  longer  operating  histories,  larger  customer  bases  and significantly  greater  financial  resources  than  we. This may result in our inability to compete   successfully against our competitors, which may cause us to go out of business.

5.  Sources and Availability of raw materials and the names of principal suppliers.

The Company does not use raw materials in its products and services.

6.  Dependence on one or a few customers.

The Company currently has no clients for its services.

The Company's objective is to have a diversified clientele nationwide and in various geographical locations.  We will need to raise substantial funds to enable us to aggressively market our product through public relations firms and effective advertising.  There is no assurance we will be successful in raising additional funds.  Because we are a new business, it is likely that at some point we may depend on one or a few customers for all of our business.

7.  Patents, trademarks, licenses, franchises, concessions, royalty agreements, or labor contracts, including their duration.

We own our domain name www.extremehomestaging.com.   We have no Patents, trademarks, licenses, franchises, concessions, royalty agreements, or labor contracts.

8.  The need for government approval of principal products or services.

For our Level II  Managed Project client's,  the  Owner of the premises being renovated  will be required to obtain a Building Permit to undertake the planned renovations.  We plan to assist our clients in preparing and filing the proper documents to obtain the necessary permits.   We do not plan to directly apply for permits on behalf of our clients.  We are not aware of any requirement of government approvals for maintaining our website, and providing the services to our clients.

9. Technology:

We  use commercially available software, as well as our own developed proprietary software.  Our systems combine our proprietary technologies and commercially available, licensed technologies.  Our current strategy is to license commercially available technology to augment internally developed solutions.

10. Employees:

The business of Extreme Home Staging, Inc. will be managed by  Milka Fixler our CEO and our only employee to date.  Our future success depends in large part upon our ability to attract and retain highly qualified employees.  Competition for such personnel is intense, and there can be no assurance that we will be able to retain our senior management or other key employees or that we will be able to attract and retain additional qualified personnel in the future..

Plan of Operation:
The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Registration Statement, particularly in the section entitled "Risk Factors" beginning on Page 7 of this Registration Statement. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

Since our inception on May 3, 2006 our activities have been devoted primarily to developing a business plan, developing and designing our website, preparing to bring the website online and raising seed capital for initiating our website and costs involved with this offering.  We are currently in the process of completing our website which is located at www.extremehomestaging.com, our domain location. Our website will operate as our virtual business card and portfolio for our company as well as our online "home." It will showcase the consulting services we will provide and will showcase the products and services offered by our vendors.

As of October 25, 2007 we have no contracts with vendors or affiliates and no clients for our services. We will need to raise substantial funds   in order to launch a broad marketing campaign to attract clients for our services in order to become a viable business.

As of September 30, 2007 we have incurred the expense of $7,000 for our website design and construction and company logo.  We have not spent any money for research and development. Additional development stage expenses incurred  from inception has been expended on organizational expense and  $5,000 for legal fees, and $2,500 for accounting fees.

On May 15, 2006 we entered into a one year consulting agreement with Esther Ackerman to provide consulting services to the Company and to act as Project Coordinator for our Extreme Staging Affiliate Program.    The one year contract was valued at $60,000 and was paid in full with the issuance of 2,000,000 shares of our Common Stock in lieu of cash.   The contract can be renewed for an additional 12 month upon expiration on May 14, 2007, with additional renewals thereafter,   upon mutual consent of both parties. As of  October 25, 2007, the contract has not been renewed.

The Agreement provides the following Scope of Work.

The Consultant shall assist the Company in the following endeavors:
F.	Assisting with the implementation of the Vendor Affiliate Program.
G.	Assisting with the implementation of the Extreme Affiliate Program
H.	Assisting with all of the company's activities relating to the execution of the Company's business plan and plan of operations.
I.	Assisting with the Setting up of the Gold Plan Affiliate Program
J.	Acting as Extreme Project Coordinator.

On-going increases to development stage expenses are anticipated. As of September 30, 2007  we have $16,924 in cash available to us which we believe will be sufficient to execute Phase #1 of our operations.  (see budget for the next 12 month under Liquidity and Capital Resources below).

Plan of Operation

Phase #1

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations for Phase I which is based on our currently available budget, prior to raising additional funds.

•	Adding new features to our Website
•	Setting up our Vendors Affiliate Program "VAP"
•	Setting up our Extreme Affiliate Program "EAP".
•	Planning our Marketing Strategy
•	Website Optimization

•
Beginning in November 2007 we plan to add additional features to our website to accommodate the setup and tracking of our Vendor Affiliate Program. We have budgeted $2,000 for our Vendor Affiliate Program, including additional website enhancement.

We plan to be vigilant in qualifying each affiliate vendor as well as affiliate consultant prior to entering into contractual relationships.

•
During December 2007 we plan to establish criteria for specific qualifications we will seek for each vendor class, along with terms and conditions we will opt for in establishing each vendor affiliate contract.

We will seek to attract vendors in the following sectors.

1.  Building Material suppliers
2.  Suppliers of Roofing and ancillary services.
3.  Suppliers of plumbing supplies and faucets.
5.  Supplier of floor tiles and floor coverings.
6.  Suppliers of wall tiles and wall coverings.
7.  Suppliers of hardware and house wares.
8.  Suppliers of decorative accents.
9.  Local and national companies who engage in renovation projects
10.  Suppliers of furniture and fixtures.
11.  Architects
12.  Floor Plan preparation Services.
13.  Building contractors
14.  Appraisers
15.  Lenders against home equity
16.  Decorators
17.  Other vendors as we may deem to be useful to our consumers.

•
Beginning in January 2008, we plan to begin initiating our Vendor Affiliate Program which is designed to attract vendors and suppliers offering the types of services that will be useful to the consumer undertaking extreme home staging projects.

Our Method for Procuring Vendors:

We plan to compile a list identifying vendors providing the products and services in the foregoing list categories in both national and local geographic areas.  We plan to use the following mediums to locate vendors.  .

1.  The internet
2.  Local newspapers
3.  Local Chamber of Commerce
4.  Referrals
5.  Local Yellow Pages

We plan to exercise extreme caution in selecting our vendors.  As part of our due diligence and as a prerequisite for contracting with a Vendor, we plan to undertake the following:

1. We plan to screen each vendor through the local Better Business Bureau to eliminate vendors who have a pattern of complaints lodged against them.

2.  We plan to conduct a price comparison for the prices of the products and services of each vendor against vendors offering comparable services, to satisfy ourselves that the Vendor's pricing is competitive within the industry.  We will of course opt for the lowest prices for quality products and services.

•	Beginning in February 2008, we plan to focus on identifying and contacting specific vendors in the initial seven vendor classes outlined above.

•	Beginning in April 2008 we plan to focus on identifying and contacting specific vendors in the vendor classes 8-17.

•	We hope that by May 2008, we will have sufficient quality vendors offering an array of products and services.

Initiating our Affiliate Program during Phase I.

Due to budgetary constraints, during Phase I, our Affiliate Program will be a modified version of the Gold Plan Affiliate Program which we plan to initiate during Phase II of our operations.

•
Beginning June 2008, we plan to compile a list identifying prospective Extreme affiliates we plan to contact to join our Extreme Affiliate Program.  We plan to use the following mediums to locate prospective Extreme Affiliates.

•	The Internet
•	Local Advertising
•	Word of Mouth
•	Distributing business cards at open house meetings sponsored by real estate brokers.

We plan to seek Affiliates in the following disciplines:

•	Real Estate Brokers
•	Decorators
•	Traditional Home Stagers

•
Beginning in July 2008 , we plan to initiate our Extreme Affiliate Program based on our budget of currently available resources (see also budget for the next 12 months). We plan to allocate approximately $2,000 to efforts we plan to undertake for the purpose of identifying and attracting qualified Affiliates to our network.   One method we plan to use under our low budget plan is to advertise on Real Estate Affiliate Marketing websites.  Additionally, we plan to reach out to traditional home stagers and real estate brokers though email informing them of our extreme home staging services and inviting them to join our Extreme Affiliate program.

Marketing and Website Optimization

•
Beginning in August  2008, we plan to pursue search engine placement, as part of our marketing and branding program. Our objective is to optimize the website for priority search engine placement, in order to increase the number of links to the site.  We believe we can receive improved search results and search engine saturation, which in turn directs more traffic to our website, from  prospective affiliates as well as prospective clients.   We are budgeting $2,000 for website optimization during the next 12 months.

Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations.

Within 30 days of effectiveness of this prospectus we plan to seek a listing for a quotation on the NASD OTC Bulletin Board. At such time we also plan to begin discussions with various potential real estate professionals and renovation experts to assist us with our overall operations and planning.

Within 30 days after our stock is listed on the OTC Bulletin Board,  we plan to begin to identify funding options to raise additional capital for the company and key geographic markets to target during our first phase of operations. We intend to seek funding options in the form of equity or debt financing. To date; we have had no preliminary discussions with any group regarding such financing. Searching for capital will likely be an ongoing process even if we raise an initial amount of funds.  We plan to utilize any funds raised to our ongoing operations and marketing campaign as well as expansion.

Phase II of our Plan of Operations:

We will seek to raise $750,000- $1,000,000 to fund our Phase II of our Plan of Operations.

All of the activities discussed below are contingent upon our success in raising the requisite additional capital to execute the second phase of our operations.  If we are unsuccessful in raising additional capital, we will have insufficient funds to continue our business and will likely need to cease operations.

Provided we are successful in raising funds for Phase II, within 30 days following receipt of funds, we plan to hire a Chief Operations Officer as well as a Marketing Officer to assist us with our business operations and implementation of our Gold Plan Affiliate Program.  We anticipate the cost of these two key management positions will be approximately $120,000 per annum plus restricted stock and stock options.

Implementing our  Gold Plan Affiliate Program during Phase II.

Depending on our budget and provided funding is available, within 30 days following successful funding, we plan to hire a qualified professional to prepare the "Extreme Training Manual",   along with a comprehensive training course which will be designed to educate our Affiliates with the techniques to be applied in extreme staging projects.  We plan to require that each Affiliate undergo a full training program and earn an Extreme Staging Certification attesting to their successful completion of the training course.

Our objective is to sponsor seminars in locations throughout the US and later in Canada for training and orientation to the principals and guidelines of extreme staging projects.   Seminars will also be an opportunity for interaction between prospective Affiliates in a congenial atmosphere that we hope will foster unity and trust between our affiliates and our Company.   Initially, we have not yet decided whether we will charge our prospective extreme affiliates for the total cost or partial cost of our training and seminars as we have not yet determined the level of interest and the possible need for incentivizing qualified applicants by subsidizing the costs through a possible split of expenses.

Extreme Affiliate Targets:

We plan to compile a list of targets located throughout the US, out of the following disciplines:

Traditional Home Stagers
Real Estate Brokers
Decorators
Personal Home Shoppers
Entrepreneurs interested in training and qualifying.

We plan to prepare an appealing introductory informational mailing about our Company and the products and services we will offer.  The informational will have a designated area where Gold Plan Affiliate prospective targets could check off a box to indicate they are interested in learning more about our Gold Plan  Affiliate Program.   This informational will be directed to our email address at our domain location www.extremehomestaging.com.   Once received, we will contact each prospective affiliate to initiate a dialogue for the purpose of qualifying and hopefully recruiting the Affiliate as a participating consultant to our Gold Plan Affiliate Program.  We estimate the cost of compiling and purchasing the mailing lists, preparation of the informational, printing, and mailing will cost approximately $ 10,000.

We estimate that it will cost $15,000 for the professional preparation of our Training course and Extreme Staging Manual.

We further estimate that each seminar will cost a minimum of $6,000 including reservation of venue, cost of instructor, travel and lodging expenses.  Our objective is to recruit upwards of eight affiliates to each seminar at an estimated additional  per affiliate cost of $150 and a total affiliate cost (eight affiliates including lunch and refreshments) of $1,200 for an aggregate cost per seminar approximating $7,200.   Our objective is to conduct three seminars every quarter at total cost per quarter of $21,600.   Our long term plan anticipates that during a one year period, we will have recruited close to 100 affiliates nationwide at an approximate cost of $86,400.

Extreme Project Coordinators:  (EPC).

Within 60 days following receipt of funds, we plan to recruit from one to three Extreme Project Coordinators during the first year.  Each Extreme Project Coordinator will be assigned to a number of affiliates as their guide and Project Coordinator.  The Extreme Project Coordinator will oversee and approve each Extreme Home Staging Plan prior to presenting to the client and thereafter will monitor the progress throughout the project and assist with any challenges that may emerge during the project.   In the early stages of initiating our Extreme Affiliate Program, we are considering that each of our Project Managers will also act as Extreme Instructors for our seminars.  We believe that the two functions are synergistic and will provide the opportunity for the instructor who will later be serving as the EPC to have fostered a relationship of trust and friendship during his personal meeting with Affiliates at the seminar.   We anticipate that the cost of each EPC will be approximately $50,000 per year.  We anticipate that we will recruit an aggregate of one to three Extreme Project Coordinators for an annual cost of $60,000- $150,000.

Anticipated Budget for initiating Phase II.

Introductory Informational Preparation and Mailing	$10,000
Preparation of Training Manual And study Course	15,000
One Year Seminar Affiliate Program	86,400
One Year Extreme Project Coordinators	150,000
Local Advertising	30,000
National Advertising	$ 70,000-$100,000
Travel & related expenses	15,000
Chief Operations Officer	120,000
General & Administrative	40,000
CEO	100,000

Total	$636,400

Capital Resources and Liquidity.

As of September 30,  2007, we had approximately $16,924  in cash. We believe we have sufficient cash to meet our minimum development and operating costs for the next twelve months as indicated by our budget below.

Budget for the Next Twelve Months

Budget 10-1-2007 9-31-2008	Total

Hosting Servers	$1,200
Additional Website Development For Implementing Vendor Affiliate Program	2,000
Accounting & Auditing	$2,500
SEC Registration Fees	55
Miscellaneous	$3,000
Extreme Affiliate Program	$2,000
Website Optimization	$2,000
Edgarization	$1,500
Transfer Agent	$1,700

Total	$15,962

Our CEO has agreed to provide her home office for administrative use by the Company free of charge.    Consequently we do not incur rent expenses.

At the current level of revenues and expenses, we anticipate we will have sufficient funds to execute the limited activities of  Phase I during the  next 12 months. However, we will need to raise substantial funds   in order to launch a broad marketing campaign to attract clients for our product in order to become a viable business.   We cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent our planned development and our marketing effort which is necessary for our business to become viable.

The Company intends to meet its long-term liquidity needs through available cash and cash flow as well as through additional financing from outside sources. The Company anticipates raising additional funds from the possible exercise of Warrants or equity financing with private investors following effectiveness of the Registration Statement.   As of the date of this Prospectus no agreements have been undertaken to obtain any funding. The Warrants are exercisable at an exercise price of $0.50 per share and $1.00 per share.  The Company does not expect that warrants will be exercised if the prevailing price of the Common Stock at such time of exercise is below or at the exercise price.

Additional issuances of equity or convertible debt securities may result in massive dilution to the current shareholders.  Further, such securities might have rights, preferences or privileges senior to our common stock.

If the Company fails to raise additional funds to execute its expansion plan, it is likely that the Company will not be able to operate as a viable entity and may be forced to go out of business.

Material Commitments

On May 15, 2006, the company entered into a Consulting Agreement with Esther Ackerman to provide consulting services to the Company.  The agreement provides for an annual consulting compensation equal to $60,000.  The Company has a right to pay such compensation in the form of Common Stock.  On May 15, 2006 the Company issued 2,000,000 common shares to Consultant in lieu of cash compensation for services rendered and to be rendered from May 15, 2006 to May 15, 2007.   We valued the shares issued at $60,000.   As of September 30, 2007, we have not renewed the contract for the Consultant.

We have an ongoing commitment to pay the costs of registration pursuant to this Registration Statement, and we have available the capital resources to meet administrative, legal  and accounting costs relating to this initiative.

Purchase  of Significant Equipment

The Company does not plan any purchases of significant Equipment in the next 12 months.

Other:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Off-Balance Sheet Arrangements:

We do not currently have any off-balance sheet arrangements.  We do not anticipate entering into any off-balance sheet arrangements in the future.

Description of Properties:

We presently maintain our principal offices at  4507 15th Ave., Brooklyn, NY 11219 which is the residence of our CEO Milka Fixler.   To preserve our funds, the CEO has agreed to provide to us   her home office , facility  free of charge.

Description of the Securities.

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part.

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We currently have 13,113,333  shares of Common Stock issued and outstanding.  No Preferred shares have been issued to date.

Common Stock:

Voting Rights.  Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company.

Our Certificate of Incorporation and By Laws to not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Preemptive Rights.  The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidation Rights.  In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption.  The shares of the Company’s Common Stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Company’s Common Stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

Dividends:  Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor.

Preferred Shares: The Company authorized 10,000,000 preferred shares par value $0.0001 Cents.  As of this date, no preferred shares have been issued.

The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Shares are as follows:

The shares of Preferred Stock are authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof. Such Preferred Stock may be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

Warrants:

The Company has outstanding 1,113,333 Series A Warrants which were issued to investors.  Each Series A Warrant entitles the holder  to purchase from the Company at anytime after issuance until August 15, 2010 (the "Expiration Date")  one share of  fully paid and nonassessable  Common Stock  $0.0001 par value per share, of the Company, at a purchase price of  $0.50  per share of Common Stock.

The Company has outstanding 1,113,333 Series B Warrants issued to investors.  Each Series  B  Warrant entitles the holder  to purchase from the Company at anytime after issuance until August 15, 2010 (the "Expiration Date")  one share of  fully paid and nonassessable  Common Stock  $.0001 par value per share, of the Company, at a purchase price of  $1.00  per share of Common Stock.

Each Series A,  and Series B Stock Purchase  Warrant  may be exercised  by the  holder at the option  of the holder  by surrendering  the Warrant, with the form of subscription attached to the Warrant  (the Subscription Form") duly executed by such  holder, to the Company at its principal office or at the office of its Warrant agent  accompanied by payment, in cash or by certified or official bank check payable to the order of the Company for an amount equal to the exercise price per Warrant exercised.

 In accordance to the Warrant provisions, the Company has the option to "call" the Warrants (the "Warrant Call"), in accordance with and governed by the following:

(a) The Company shall exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") at any time   prior to the Expiration Date.

 (b) The Warrant Holders may then choose to exercise their Warrant rights and   purchase the appropriate number of shares of Common Stock and pay for same all within 10 business days of the date of the Call Notice. Any Warrants which are Called and not exercised during such 10 business day period shall thereafter not be exercisable.

The exercise price and number of shares of Common Stock issuable on exercise of the Series A Warrants, and Series B Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of Extreme Home Staging, Inc.

Interest of Named Experts and Counsel

No expert or counsel named in this  prospectus  as having  prepared or certified any part of this  prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had,  or is to  receive,  in  connection  with the  offering,  a  substantial interest,  directly or  indirectly,  in the  registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee

Disclosure of Sec Position of Indemnification for Securities Act Liabilities

Our corporate Bylaws provide that directors and officers shall be indemnified by us  to  the  fullest  extent  authorized  by the Nevada General Corporation Law, against  all  expenses  and  liabilities  reasonably incurred in connection with services  for  us  or  on  our  behalf.  The  bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater  or  different  from  that  provided  in  the  bylaws.

Insofar  as  indemnification  for  liabilities  arising under the Securities Act might  be  permitted  to  directors, officers or persons controlling our Company under  the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy  as  expressed  in  the  Securities  Act  and is therefore unenforceable.

Shares Eligible for Future Sale:

As of the date of this filing, Extreme Home Staging, Inc. has 13,113,333 shares of Common Stock outstanding plus 2,226,666 Common Stock Purchase Warrants  exercisable into 2,226,666  common stock of the Company.     Out of the 13,113,333 shares of common stock outstanding, 3,113,333 shares of Common Stock are being registered with this Registration Statement in addition to the 2,226,666  shares of Common Stock underlying the Series A and B Stock Purchase Warrants.  The remaining  10,000,000 shares of Common Stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

     (i) One percent of the outstanding shares of Common Stock; or

     (ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

 Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Extreme Home Staging, Inc. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. Extreme Home Staging Inc. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See also "Risk Factors".

Current Shareholders: As of the date of this prospectus, the Company has 35 shareholders.

Market for Common Equity and Related Stockholder Matters

There is no public trading market for the securities of the Company.  The Company is neither a reporting issuer in the United States nor a publicly traded company on any stock exchange.  Therefore, there is no trading range in the Company's shares.  Subsequent  to  the  effective  date  of  the  Company's Registration  Statement, the Company will seek to have one or  more broker dealers make a market in its securities over-the-counter, with quotations carried on the National  Association  of  Securities  Dealers,  Inc.'s  "OTC  Bulletin  Board". However,  there  is  no  assurance  the  Company  will ever be quoted on the OTC Bulletin  Board  or  any  other  exchange.  Furthermore, even if a trading market develops, there is no assurance that it will be sustained. Consequently, a purchaser of shares may be unable to resell the securities offered herein should the purchaser desire to do so when eligible for public re-sales. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

The prospectus and the Registration Statement cover the resale by certain Selling Shareholders of up to 5,339,999 shares of our Common Stock of which 1,113,333 common shares are issuable upon the exercise of Series A, stock purchase warrants, exercisable at $0.50 per share, and 1,113,333 common shares are issuable upon the exercise of Series B warrants exercisable, at $1.00 per share.    All of such shares are being offered for resale by the selling stockholders.  The sales price to the public was set by the selling shareholders at $0.03 per share of Common Stock for an aggregate of $ 93,400.

The Selling Shareholders will determine when they will sell their shares of Common Stock and when and if they will exercise their Warrants.

As of the date of this prospectus, the Company has 35 shareholders.

Dividend Policy

The Company has not declared or paid any dividends on its Common Stock. The  declaration  of  any  future cash dividend will be at the discretion of the Company's  Board  of  Directors  and  will depend upon earnings, if any, capital requirements  and  financial  position,  general  economic conditions, and other pertinent conditions.  It is the Company's present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the Company's business operations.

Available Information

We have filed a Registration Statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 under the Securities Act to register the shares of our Common Stock being offered by this prospectus. This prospectus omits some information contained in the Registration Statement and its exhibits, as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should review the Registration Statement and its exhibits, which may be inspected, without charge, at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. Copies of all or any portion of the Registration Statement may be obtained from the public reference facilities of the SEC on payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including the Registration Statement.

We are not required to deliver annual reports to stockholders, and we do not intend to voluntarily send annual reports with audited financial statements to stockholders. However, on completion of this offering, we will become subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the requirements of the Exchange Act, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the regional offices, public reference facilities and Web site of the SEC referred to above. We have not filed any reports or statements with the SEC prior to filing this Registration Statement.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure:

The principal accountant's report of Moore & Associates, LLC  on the financial statements did not contain adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.    There has been no disagreement  with  the  auditors  on  any  matter  of  accounting principles or practices,  financial  statement  disclosure,  or  auditing scope or procedures.

Financial Statements:

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Extreme Home Staging, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Extreme Home Staging, Inc. (A Development Stage Company) as of September 30, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows through September 30, 2007 and 2006, and Inception on May 3, 2006 through September 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Extreme Home Staging, Inc. (A Development Stage Company) as of September 30, 2007 and 2006 and the results of its operations and its cash flows through September 30, 2007 and 2006, and Inception on May 3, 2006 through September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 9 to the financial statements, the Company has sustained losses of $100,468 from May 3, 2006 (inception) through September 30, 2007 and has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 9.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
October 19, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Extreme Home Staging, Inc.
(A Development Stage Company)
Balance Sheet
As At September  30, 2007 and 2006

	September 30,	September 30,
	2007	2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents	16,924	(1,745)
Refundable Cash for Cancelled Subscriptions		26,200
Total Current Assets	16,924	24,455

OTHER ASSETS
Website Development	7,000	1,000
Total Other Assets	7,000	1,000

Total Assets	23,924	25,455

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Subscriptions Payable	-	26,200
Accured Expenses	-	-

Total Current Liabilities	-	26,200

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred Stock $.0001 par value,
Authorized 10,000,000 shares, none issued	-	-
Common stock, $ .0001 par value ,
Authorized 200,000,000 shares Issued &
outstanding 13,113,333 and 12,873,333	1,311	1,287
Additional paid in capital	123,089	59,800
Accumulated other comprehensive gain (loss)	-	-
Accumulated Deficit During the Developmental Stage	(100,476)	(61,745)

Total Stockholders' Equity	23,924	(745)

Total Liabilities and Stockholders' Equity	23,924	25,455

See accompanying notes to financial statements

Extreme Home Staging, Inc.
(A Development Stage Company)
Statement of Cash Flow
For the Periods

			Accumulated
		From Inception	From Inception
	October 1, 2006	May 3, 2006	May 5, 2006
	September 30, /2007	September 30, 2006	September 30, 2007

Cash flows from operating activities
Net Income (loss)	(38,731)	(61,744)	(100,476)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Officers compensation & Rent charged to paid in capital	30,000	-	30,000

Changes in Assets and liabilities

Accounts Receivable	-	-
Decrease in Subscriptions Payable	(26,200)	26,200	-
Accured Expenses	-	-

Net cash provided ( used) in operating activities	(34,931)	(35,545)	(70,476)

Cash flows from investing activities
Website Development	6,000	1,000	7,000
	-	-	-
Net cash provided (used) in investing activities	(6,000)	(1,000)	7,000

Cash flows from financing activities

Issuance of Shares for Officer		1,000	1,000

Issuance of common stock for services rendered	-	60,000	60,000
Sale of Common Stock With Warrants	33,400	-	33,400

Net cash provided (used) by financing activities	33,400	61,000	93,400

Net increase (decrease ) in cash	(7,531)	24,455

Cash and cash equivalents, beginning of period	24,455	-

Cash and cash equivalents, end of period	16,924	24,455

Supplemental disclosures

Noncash investing and financing activities:
Issuance of Shares for Officer		1,000	1,000
Issuance of common stock in exchange for services rendered	-	60,000	60,000
Officers Compensation and Rent credited to Additional Paid in capital	30,000	-	30,000

See accompanying notes to financial statements

Extreme Home Staging, Inc.
(A Development Stage Company)
Statement of Operations
For the Periods

		from Inception	from inception
	October 1, 2006	May 3, 2006	May 3, 2006-
	September 30, 2007	September 30, 2006	September 30, 2007

REVENUES	-	-

OPERATING ACTIVITIES

General and administrative	7,231	1,745	8,976
Officers' compensation	24,000	-	24,000
Consulting Fees	-	60,000	60,000
Professional Fees	7,500		7,500
Total operating expenses	38,724	61,745	100,476

Income (loss) from operations	(38,731)	(61,745)	(100,476)

OTHER INCOME
Investment income	-	-	-

Loss before income taxes	(38,731)	(61,745)	(100,476)

Federal Income Tax	-	-	-

NET INCOME (LOSS)	(38,731)	(61,745)	(100,476)

INCOME (LOSS) PER COMMON SHARE

Basic and Diluted	(0)	(0)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	13,113,333	12,873,333

See accompanying notes to financial statements

Extreme Home Staging, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period From Inception May 3, 2006
 to September 30, 2007

	Price	Common Stock		Paid in	Subscriptions	Accumulated	Total

	Per Share	Shares	Amount	Capital	Payable	Deficit	Equity

Common Shares issued to
founder for cash July 2006	$0.00	10,000,000	1,000	-	-		1,000

Common Shares issued for
Consulting Services Rendered	$0.03	2,000,000	200	59,800			60,000
May-06

Common Shares issued for	$0.03	873,333	87	26,113	(26,200)		-
cash in private placement
May 2006- August 31, 2006

Net (Loss) for year Ended September 30, 2006						(61,745)	(61,745)

Balance September 30, 2006		12,873,333	1,287	85,913	(26,200)	(61,745)	(745)

Common shares issued for cash	$0.03	240,000	24	7,176	(6,200)		1,000
in Private Placement sold During
December 2006 to January 2007

Officers Compensation credited to
Additional Paid in Capital April 2007				24,000			24,000

Rent credited to Additional
Paid in Capital April 2007				6,000			6,000

Cancellation of 1,080,000 in July 2007 for
Refunded cash on cancelled subscriptions	$(0.03)	(1,080,000)	(108)	(32,292)	32,400		-
Issued from May 2007 to January 2007

Common shares issued for cash
8/29/2007 in Private Placement	$0.03	1,080,000	108	32,292	-		32,400

Net (Loss) for Year Ended September 30, 2007						(38,731)	(38,731)

Balance September 30, 2007		13,113,333	1,311	123,089	-	(100,476)	23,924

See accompanying notes to financial statements

Extreme Home Staging, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception May 3, 2006 to September 30, 2007

NOTE 1.        GENERAL ORGANIZATION AND BUSINESS

Extreme Home Staging, Inc.  (A Development Stage Company) was incorporated on May 3, 2006 under the laws of the State of Nevada.  The Company currently has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE  2.        SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Fiscal Year:

The Company has chosen September 30, as its fiscal year end.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

During the Fiscal period ended September 30, 2006, the Company sold 873,333 shares of its Common Stock to 22 subscribers for an aggregate of $26,200.  The company subsequently, in a later period, cancelled these shares and refunded the cash to the subscribers.   The balance sheet for the period ended September 30, 2006 retroactively reflects $26,200 as refundable cash and a corresponding $26,200 in the liabilities under Subscriptions Payable.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Stock Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Extreme Home Staging, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
From Inception May 3, 2006 to September 30, 2007

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive common shares.

Revenue and Cost Recognition

The company has generated no revenues to date.  The Company plans to recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectibles is reasonably assured.   The company will recognize revenues from consulting fees after the fees have been paid and the services were provided.   The company will recognize revenues from vendor affiliate agreements after the vendor pays the company its portion of the fee due the company.

NOTE 3.   INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $15,505 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $70,476.   The total valuation allowance is a comparable $15,505.  Details for the last two years follow:

Year Ended December 31	2007	2006
Deferred Tax Asset	$6,984	$8,521
Valuation Allowance	(6,984)	(8,521)
Current Taxes Payable	0.00	0.00
Income Tax Expense	$0.00	$0.00

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration

2006	$38,731	2026
2007	$31,745	2027

Total NOL	$70,476

The Company has filed no income tax returns since inception.

NOTE 4- INTELLECTUAL PROPERTIES

The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its websites as incurred.  The company incurred no costs for research and development, and has incurred $6,000 for development stage during the fiscal period ended September 30, 2007 and $1,000 for the period ended September 30, 2006 for an aggregate of $7,000.  The company is in the process of completing its website.  Once the website is fully operational this asset will be amortized over  a sixty month period.

 NOTE 5 –OFFICERS ' COMPENSATION

The officer has taken no actual compensation since inception. For financial statement purposes on the Statement of Operations -officer's compensation has been charged in the amount of $24,000 in the current fiscal period ending September 30, 2007.   Additional Paid in Capital has been credited for the corresponding amount.

NOTE 6– STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 200,000,000 shares of common stock (par value of $0.0001 and 10,000,000 shares of preferred (par value of $0.0001

In July 2006 the Company issued 10,000,000 common shares to its founders at $0.0001 par value for an aggregate of $1,000.

On May 15, 2006, the Company entered into a consulting agreement for annual compensation of $60,000.   The company issued 2,000,000 common shares to Consultant at the value of $60,000 in lieu of cash compensation.

During the period from May 2006 to September 30, 2006 the Company completed a private placement offering pursuant to Regulation D Rule 506 and sold 873,333 Common Shares with Common Stock Purchase Warrants to 22 investors at $0.03 cents per share for aggregate sum of $26,200.

Extreme Home Staging, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception May 3, 2006 to September 30, 2007

During December 2006 and January 2007 the Company sold an additional 240,000 shares to twelve investors, for an aggregate of $7,200.

In July 2007, the Company learned that it had not filed the proper Registration pursuant to the State Securities Law in the State of New York.   The Company immediately took self corrective action and rescinded all of the subscriptions sold to New York subscribers during the periods from May 15, 2006 to January 1, 2007  for an aggregate of 1,080,000 shares and refunded the investment funds equal to  $32,400 to the 32 New York shareholders.

In August 2007 the Company completed a Regulation D Rule 506 offering and sold a  total of  1,080,000 shares of our Common Stock par value $0.0001 to the 32 shareholders listed below  @ $0.03  per share.  For each share purchased, subscribers received one (1) Series A common stock purchase warrant exercisable @ $0.50 and one (1) Series B common stock purchase warrant exercisable @ $1.00.   Total proceeds generated from the sale of the shares amounted to $32,400.

For each share purchased, subscribers received one (1) Series A common stock purchase warrant exercisable @ $0.50 and one (1) Series B common stock purchase warrant exercisable @ $1.00.

 Each Warrant is exercisable into one share of Common Stock.  The Company has the option to "call" all the Warrants presently outstanding (the "Warrant Call").  The Company may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.

Although Registration Rights have been granted for the Common Shares underlying the Warrants, the warrants do not impose a Penalty in the Event the Registration is Not Deemed Effective by the SEC.

The company paid no salary or rent. For financial statement purposes officer compensation in the amount of $24,000 and rent in the amount of $6,000 has been charged on the statement of operations and a corresponding amount was credited as additional paid in capital during the period ended September 30, 2007.

No preferred shares have been issued. It is within the discretion of the Board of Directors to determine the preferences of the preferred stock.  The Company has not yet determined the preferences of the preferred stock

NOTE 7-  ACCOUNTING FOR WARRANTS AND DERIVATIVE INSTRUMENTS

Emerging Issues Task Force issue EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” (“EITF No. 00-19”) requires freestanding contracts that are settled in a company's own stock to be designated as an equity instrument, asset or a liability. In accordance with EITF No. 00-19, the Company determined that the warrants issued in connection with the Common Shares sold to its shareholders should not be classified as a derivative liability due to the fact that the Registration Rights Agreement specifically states that in the event the SEC fails to declare the registration statement effective, the Company has no liability to the warrant holders and has no obligation to pay any penalties.  Furthermore, the Company evaluated the Series A and Series B Warrants to determine if the embedded conversion options were derivatives pursuant to SFAS 133 and related interpretations including EITF 00-19. The Company determined that the embedded conversion options are not derivatives because the company is not currently publicly traded and the underlying shares are not easily convertible to cash. Furthermore, the Series A warrants are exercisable @ $0.50 per share which is above the offering price of $0.03 for the common shares by a factor of 16.66 and the Series B Warrants are exercisable @ $1.00 which is above the offering price of the common shares by a factor of 33.33.  The company therefore determined that the warrants have no intrinsic value.

NOTE  8-  RELATED PARTY TRANSACTIONS:

The Principal Officer of the Company, Milka Fixler received 10,000,000 shares of common stock with a fair value of $1,000.

Extreme Home Staging, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

 From Inception May 3, 2006 to September 30, 2007

NOTE 9-      GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing.  It has sustained losses from  inception to September 30, 2007 of $100,468. Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 10- COMMITMENTS AND CONTINGENCIES

The Company is occupying the premises of its President rent-free. For financial statement purposes rent has been charged $6,000 and additional paid in capital has been credited in the current period for rent expense not paid.

On May 15, 2006 we entered into a one year consulting agreement with Esther Ackerman to provide consulting services to the Company and to act as Project Coordinator for our Extreme Staging Affiliate Program.    The one year contract was valued at $60,000 and was paid in full with the issuance of 2,000,000 shares of our Common Stock in lieu of cash.   The contract can be renewed for an additional 12 month upon expiration on May 14, 2007, with additional renewals thereafter,   upon mutual consent of both parties.   As of September 30, 2007 the Company has not renewed the contract with the Consultant.

NOTE  11-     SUBSEQUENT EVENTS

None.

NOTE 12.      THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150 -   Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151 - Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….”  This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152-   Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2.

Statement No. 153 -   Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

THESE  SECURITIES  ARE  SPECULATIVE  AND  INVOLVE  A  HIGH  DEGREE  OF  RISK.   PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.   THE SECURITIES OFFERED HEREIN SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO SUSTAIN THE COMPLETE LOSS OF THEIR INVESTMENT.

Part II- Information Not Required In The Prospectus

Indemnification  Of  Directors  And  Officers

Nevada Revised Statute Section 78.7502 provides that:

(i) a  corporation  may  indemnify  any  person  who  was  or is a  party  or is threatened to be made a party to any  threatened,  pending or completed  action, suit or proceeding,  whether civil,  criminal,  administrative or investigative, except an action  by or in the right of the  corporation,  by reason of the fact that he is or was a director,  officer, employee or agent of the corporation, or is or was serving at the  request of the  corporation  as a  director,  officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise,  against expenses, including attorneys' fees, judgments, fines and  amounts  paid in  settlement  actually  and  reasonably  incurred by him in connection with the action,  suit or proceeding if he acted in good faith and in a manner  which  he  reasonably  believed  to be in or not  opposed  to the best interests  of the  corporation,  and,  with  respect to any  criminal  action or proceeding, had no reasonable cause to believe his conduct  was unlawful;

(ii) a  corporation  may  indemnify  any  person  who  was or is a  party  or is threatened to be made a party to any threatened,  pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director,  officer,  employee or agent of the  corporation,  or is or was serving at the request of the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise against expenses,  including amounts paid in settlement  and  attorneys'  fees  actually  and  reasonably  incurred by him in connection  with the defense or  settlement of the action or suit if he acted in good faith and in a manner which he reasonably  believed to be in or not opposed to the best interests of the  corporation.  Indemnification  may not be made for any  claim,  issue or matter as to which such a person  has been  adjudged  by a court of competent  jurisdiction,  after exhaustion of all appeals therefrom, to be  liable  to  the  corporation  or  for  amounts  paid  in  settlement  to the corporation, unless and only to the extent that the court in which the action or suit was  brought  or other  court of  competent jurisdiction  determines  upon application  that in view of all the  circumstances  of the case,  the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper;  and

(iii) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall  indemnify him against expenses, including  attorneys' fees,  actually and reasonably  incurred  by  him  in  connection  with  the  defense.

 Nevada Revised Statute Section 78.751 provides that we may make any discretionary indemnification  only as authorized  in the specific  case upon a  determination that  indemnification of the director,  officer,  employee or agent is proper in the  circumstances.  The  determination  must  be  made:

(a)  by our stockholders;

(b)  by our board of directors by majority vote of a quorum consisting of  directors who were not parties to the action, suit or proceeding;

(c)  if a majority vote of a quorum consisting of directors who were not parties  to the action, suit or proceeding so orders, by independent legal counsel  in a written opinion;

(d)  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e)  by court order.

Our  Certificate  of  Incorporation  and  Articles  provide  that no director or officer  shall  be  personally liable to our Company, any of our stockholders or any other for damages for breach of fiduciary duty as a director  or officer involving  any act or omission of such  director or officer  unless such acts or omissions involve intentional  misconduct,  fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted  by law, indemnify all  persons whom we may indemnify pursuant thereto. We  may,  but  shall not be obligated to, maintain insurance, at our expense, to protect ourselves   and any other person against any liability, cost or expense. We  shall  not  indemnify  persons  seeking  indemnity  in  connection  with any threatened,  pending or completed action, suit or proceeding voluntarily brought or  threatened by such person  unless such action, suit  or proceeding  has been authorized  by  a  majority  of  the  entire  Board  of  Directors.

Insofar as  indemnification  for  liabilities  arising under the  Securities Act might be permitted to  directors,  officers or persons  controlling  our Company under the provisions  described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy  as  expressed  in  the  Securities  Act  and is therefore unenforceable.

Other Expenses of Issuance and Distribution

 The following table sets forth the estimated expenses in connection with this registration:

Sec Registration Fees	$55
Printing & Engraving Fees	$500
Accounting Fees & Expenses	$2,500
Legal Fees & Expenses	$5,000
Edgarization & Filing Fees (1)	$1,500
Transfer Agent Fees & Expenses	$1,700
Miscellanous
Total	$11,255

Recent Sales of Unregistered Securities

On July 5, 2006 the Company  issued 10,000,000 shares to our President and founder, Milka Fixer for services rendered at @ $0.0001 par value per share of common stock for total proceeds of $1,000.    These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition,  Milka Fixler  had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 15, 2006, the Company entered into a consulting agreement with Esther Ackerman for annual compensation of $60,000.   The company issued 2,000,000 common shares to Consultant at the value of $60,000 in lieu of cash compensation.   These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Esther Ackerman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During the period from May 2006 to September 30, 2006 the Company completed a private placement offering pursuant to Regulation D Rule 506 and sold 873,333 Common Shares with Common Stock Purchase Warrants to 22 investors at $0.03 cents per share for aggregate sum of $26,200.    In connection with the issuance of all of these shares, we relied upon the exemption from the registration provisions of the Act contained in Section 4(2) thereof.   Each investor completed a Subscription Agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

During December 2006 the Company sold an additional 240,000 shares to twelve investors, for an aggregate of $7,200.

 In connection with the issuance of all of these shares, we relied upon the exemption from the registration provisions of the Act contained in Section 4(2) thereof.   Each investor completed a Subscription Agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

During the fiscal period ending September 30, 2007, the Company learned that it has not filed the proper Registration pursuant to the State Securities Law in the State of New York.   The Company immediately took self corrective action and rescinded all of the subscriptions sold to New York subscribers during the periods May 2006 to December 2006  for an aggregate of 1,080,000 shares and refunded the investment funds equal to  $32,400 to the 32 New York shareholders.  Accounts payable has been credited for $26,200 for the period ended September 31, 2006.

In August 2007 the Company completed a Regulation D Rule 506 offering and sold a total of 1,080,000 shares of our Common Stock par value $0.0001 to the 32 shareholders listed below @ $0.03 per share.  For each share purchased, subscribers received one (1) Series A common stock purchase warrant exercisable @ $0.50 and one (1) Series B common stock purchase warrant exercisable @ $1.00.   Total proceeds generated from the sale of the shares amounted to $32,400.

In connection with the issuance of all of  these shares, we relied upon the exemption from the registration provisions of the Act contained in Section 4(2) thereof.   Each investor completed a Subscription Agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

For each share purchased, subscribers received one (1) Series A common stock purchase warrant exercisable @ $0.50 and one (1) Series B common stock purchase warrant exercisable @ $1.00.

 Each Warrant is exercisable into one share of Common Stock.  The Company has the option to "call" all the Warrants presently outstanding (the "Warrant Call").  The Company may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.

No preferred shares have been issued. It is within the discretion of the Board of Directors to determine the preferences of the preferred stock.  The Company has not yet determined the preferences of the preferred stock

In aggregate, the Company sold 1,113,333 shares to the  34 shareholders listed below at $0.03 per share pursuant to Regulation D Rule 506 offering.  For each share purchased, subscribers received one (1) Series A common stock purchase warrant exercisable @ $0.50 and one (1) Series B common stock purchase warrant exercisable @ $1.00.   Total proceeds generated from the sale of the shares amounted to $33,400.

Shareholders Listed Below:

Esther Ackerman
Mifal Tzeduka Vechesed
Brooklyn Talmudical Academy
Rambam Research Academy
Yerushalmy  Talmudical Academy
Congregation  Mesivtah  Beth Alexander
Congregation  Em Lebina
Arthur Schachter
Joseph Goldenberg
David Fisch
Aaron Lebovits
Don Fuchs
Miriam  Werczberger
Israel Bornstein
Yoel  Friedman
Jacob Werczberger
Mier Daskal
Moses Goldberger
Jerry Sinay
Samuel Friedman
David Lederstein
David Neuhauser
Samuel & Eva Beilus
Elozar Klein
Judy & Herman Friedman
Martin Schwartz
Joseph Horowitz
Chaim E. Rabinowitz
Fischel Rabinovich
Simon Rubinfeld
Shlomo Kovo
Henry Schwartz
Milton  Schwartz
Henry Reinhold

All of the  Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 17 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

It is noted  that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, the offering was sold to less than 35 non-accredited investors. Based upon same we believe that this offering has complied with the requirements of Rule 506(b)(2).

UNDERTAKINGS.

ITEM 28
UNDERTAKINGS

The Registrant undertakes:

1.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.
To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)
Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
Include any additional or changed material information on the plan of distribution.

2.
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
The undersigned Registrant hereby undertakes that:

1.   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.
Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

2.
 Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibits

	SEC Reference Number	Title of Document	Exhibits
Exhibit	3.1	Articles of Incorporation	*
Exhibit	3.3	By Laws	*
Exhibit	5.1	Opinion & Consent of Joel Schonfeld, ESQ.	Filed as Exhibit
Exhibit	10.1	Consulting Agreement with Esther Ackerman	*
Exhibit	10.2	Form of Subscription Agreement	*
Exhibit	10.3	Form of Series A Warrants Exercisable @ $0.50 Per Share.	*
Exhibit	10.4	Form of Series B Warrants Exercisable @ $1.00 Per Share.	*
Exhibit	23.1	Consent of CPA PC	Filed as Exhibit
Exhibit	99	Code of Ethics	*

*Filed with Initial Registration Statement Dated 10-25-2007.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the  State of New York.

Extreme Home Staging, Inc.,

By:  /s/ Milka Fixler
Principal Executive Officer

Date:  November 15, 2007

By:  /s/Milka Fixler
Principal Financial Officer

Date: November 15, 2007

By:  /s/ Milka Fixler
Principal Accounting Officer

Date:  November 15, 2007